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                                                               Exhibit 10.8



                AMENDMENT NO. 1 TO JOINT OPERATING AGREEMENT


          THIS AMENDMENT NO. 1 TO JOINT OPERATING AGREEMENT ("Amendment"), dated as of July 1, 1993, is entered into between FREEPORT McMORAN RESOURCE PARTNERS, Limited Partnership, a Delaware limited partnership ("Freeport"), IMC FERTILIZER, INC., a Delaware corporation ("IMC") and HOMESTAKE SULPHUR COMPANY, a Delaware corporation ("Homestake"). Capitalized terms used herein without definition shall have the meanings given them in the Joint Operating Agreement (as defined below).

                            W I T N E S S E T H:

          WHEREAS:

          A. Freeport, IMC and Homestake (by assignment from Felmont Oil Corporation) are parties to that certain Joint Operating Agreement dated as of May 1, 1988, as amended ("Joint Operating Agreement").

          B.   Freeport,  IMC   and  Homestake  desire  to   amend  certain
provisions of Attachment 3 to the Joint Operating Agreement as set forth herein.

          NOW, THEREFORE, Freeport, IMC and Homestake hereby agree as follows:

          1.   Amendment of Joint Operating Agreement.

          1.1  Definitions.   Article  I  of  Attachment  3  to  the  Joint
Operating Agreement is hereby amended by adding thereto the following defined terms:

          "CTI" shall mean Crescent Technology, Inc.

          "FSCO"  shall  mean  the  Freeport Sulphur  Company  Division  of
          Freeport.

          "FM" shall mean Freeport McMoRan, Inc.

          "Production Ratio" shall mean for any accounting period the ratio of total sulphur production from Joint Operations for that period to the sum of total sulphur production from Joint Operations plus total sulphur production from all other mines operated by FSCO for that period.
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          "Sulphur Local G&A" shall mean personnel and related costs of the
          President's  Staff  of  FSCO,  the  Commercial  Marketing,   Mine
          Planning and Purchasing Departments of FSCO, and any other departments that FSCO may maintain from time to time that provide local G&A services consistent with those provided as of June 30, 1993, including cash compensation, benefits, payroll overhead, office rent, office supplies, communications and other department
          costs,  but  excluding  costs   associated  with  the  Commercial
          Marketing Department and Recovered Sulphur Purchasing activities of FSCO, costs associated with the FSCO Purchasing Department's activities related to P.T. Freeport Indonesia's copper and gold
          operations,  and  costs   relating  to   any  other   non-sulphur
          activities of FSCO departments.

          "Adjustment Period" shall mean the period from July 1, 1996 to June 30, 1999, and each consecutive three-year period thereafter.

          "GNP Deflator Index" shall mean the GNP Deflator Index (final) as published by the U.S. Department of Commerce.

          "Corporate G & A Charge" shall mean (i) for 1993 and 1994 $12,736,000 and (ii) for each calendar year after 1994 the sum of
          (x) the Corporate G&A Charge for the immediately preceding calendar year plus (y) the product of the Corporate G & A Charge for the immediately preceding calendar year multiplied by the percentage change in the GNP Deflator Index from the immediately preceding calendar year (in every case subject to adjustment as necessary to reasonably reflect any increase in FTX Corporate Personnel and FTX Service Costs that result from increases in government mandated taxes and charges imposed on employers to cover employee and retiree health care costs and subject to
          Section 5(B) of this Attachment 3).

          1.2  Amendment  to Article  IV of  Attachment 3.   Article  IV of
Attachment 3 to the Joint Operating Agreement is amended to read in its entirety as follows:

                           IV.  INDIRECT CHARGES

          1. Sulphur Local G&A. Sulphur Local G&A will be charged to the Joint Operations at actual cost allocated to the Joint Operations on the basis of the Production Ratio.










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          2.   Other  Costs.     The following  will  be charged  to  Joint
     Operations at actual  cost allocated  to the Joint  Operations on  the
     basis of the Production Ratio:  (i)   CTI charges to FSCO for contract
     engineering, environmental, safety and analytical services and FSCO's allocation of costs incurred by FM on CTI's behalf under the Services Agreement dated February 1, 1993 between FM and CTI, including facilities costs, MIS contract costs and other costs as provided therein; and (ii) FM Hydrocarbon costs allocated to FSCO for securing and administering supplies of natural gas to the Joint Operations.

          3. Aircraft. Fully loaded costs of aircraft (except "Mallard") owned by or chartered to FM will be charged to the Joint Operations on the basis of actual usage by FSCO allocated to the Joint Operations on the basis of the Production Ratio. Fully loaded costs of the "Mallard" (or other aircraft dedicated exclusively to mine operations) will be allocated to the Joint Operations on the basis of the Production Ratio (excluding, however, from the calculation of the Production Ratio in determining such allocation any sulphur production from mines not serviced by the Mallard or such other aircraft). "Fully loaded costs" include all costs of ownership and operation of aircraft including hangering, maintenance and depreciation.

          4. Outside Legal. Outside legal costs directly related to FSCO sulphur business will be allocated to the Joint Operations on the basis of the Production Ratio, excluding any such costs that are directly related to another mine operated by FSCO. Outside legal costs directly related to the Joint Operations will be charged 100% to the Joint Operations.

          5.   Corporate G&A.

          (A) FM corporate general and administrative services included in the categories FTX Corporate Personnel Costs, Facilities' Management/Internal Security Costs, FTX Service Costs and FTX General Corporate Costs as set out in Annex 1 hereto for each year during the term of this Agreement will be covered by an annual fee calculated by multiplying the Corporate G & A Charge for that year by the Production Ratio for that year.

          (B) If the Operator or any Non-Operator believes that the Corporate G&A Charge then in effect no longer reasonably reflects the actual costs experienced by FM in the categories set out in paragraph 5(A) above and Annex 1 hereto that comprise the Corporate G&A Charge, that Party may so notify the other Parties (which notice shall be in writing) not earlier than 90 days or later than 30 days prior to the commencement of an Adjustment Period and





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     request  an adjustment  to the  Corporate G&A  Charge for  the ensuing
     Adjustment Period.   In  the event  such notice is  given the  Parties
     shall have until the commencement of the ensuing Adjustment Period to agree upon the amount of Corporate G & A Charge for such Adjustment Period. If the Parties are unable to agree upon the amount of the Corporate G&A Charge for the ensuing Adjustment Period before the commencement of such Adjustment Period the Corporate G & A Charge shall be determined through a proceeding for resolution of dispute submitted to Endispute Incorporated ("Endispute") in San Francisco,
     California.    The  Non-Operators participating  in  such  proceeding,
     whether one or more, shall act as a single party.   Not later  than 60
     days after commencement of the applicable Adjustment Period, Operator, on the one hand, and Non-Operator(s), on the other, each shall submit to Endispute the amount it proposes as the Corporate G&A Charge for the Adjustment Period. Endispute, after conducting such investigation and review as it deems appropriate shall adopt the amount proposed by Operator or the amount proposed by Non-Operator(s), but not any other amount. The decision of Endispute shall be final and binding on the Parties and shall establish the Corporate G&A Charge for the entire Adjustment Period, including retroactively for any portion of the Adjustment Period that precedes the decision. The prevailing side in such proceeding shall be entitled to recover its reasonable attorney's fees and expenses from the other side. If at the time such proceeding is to commence, Endispute is not in the business of resolving disputes in San Francisco, California any Party may ask the Chief Judge of the United States Court of Appeals for the Ninth Circuit to select a similar firm located in San Francisco, California.

          (C) Section 5(B) above notwithstanding, the Parties agree that no adjustment will be made pursuant to Section 5(B) with respect to any increase in the following Corporate G&A Charge categories at any time: Shareholder Reports and Meetings - $234,000; Transfer Fees - $97,000; Advertising - $308,000; Golf Tournament - $385,000; and External Facilities - $138,000.

          6. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the date first above written when each of the Parties has delivered to the others duly executed counterparts hereof.

          7. Absence of Waiver. The Parties agree that the amendments set forth in Section 1 hereof shall be limited precisely as written and shall not be deemed to:

          (a) be a consent to any waiver or modification of any other term or condition of the Joint Operating Agreement;






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          (b)  be a consent  to, or waiver of, any  default under the Joint
Operating Agreement;

          (c) impose upon any Party any obligation, express or implied, to consent to any further amendment or modification of the Joint Operating Agreement; or

          (d) prejudice any right or remedy which any Party may now have under the Joint Operating Agreement or may have in the future under or in connection with the Joint Operating Agreement including, without limitation, any right or remedy resulting from any default.

          8.   Representations.   Each Party hereby represents and warrants
to the other Parties that:

          (a) It is a corporation (or in the case of Freeport a limited partnership) duly organized and validly existing under the laws of the State of Delaware;

          (b) The execution, delivery and performance of this Amendment by it are within its corporate (or in the case of Freeport partnership) powers, have been duly authorized by all necessary corporate (or in the case of Freeport partnership) action, have received all necessary consents and approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of its charter or bylaws, or of any agreement binding upon it or its property; and

          (c) This Amendment is its legal, valid and binding obligation, enforceable against it in accordance with this Amendment's terms.

          9.   Miscellaneous

          (a) Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Agreement.

          (b) This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constituted but one and the same agreement.

          (c) This Amendment is a contract made under and governed by the laws of the State of Louisiana, without giving effect to principles of conflicts of laws.

          (d) All obligations and rights of the Parties that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.





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          (e)  Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the
extent  of  such  prohibition   or  invalidity,  without  invalidating  the
remainder of such provision or the remaining provisions of this Amendment.

          (f) This Amendment shall be binding upon each of the Parties and their respective successors and assigns, and shall inure to the benefit of their respective successors and assigns.

          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

                              FREEPORT-McMORAN RESOURCE PARTNERS,
                              Limited Partnership



                              By:


                              Title:





                              IMC FERTILIZER, INC.



                              By:


                              Title:





                              HOMESTAKE SULPHUR COMPANY



                              By:


                              Title:









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